U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)................................................. August 15, 2006

SULPHCO, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	001-32636 (Commission file number)	88-0224817 (I.R.S. Employer Identification Number)

850 Spice Islands Drive, Sparks, NV 89431
(Address of principal executive offices)

(775)-829-1310
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 15, 2006, the Chief Financial Officer of SulphCo, Inc. (the “Company”) discovered errors in its balance sheets at June 30, 2006 (unaudited) and December 31, 2005 contained in its Form 10-Q for the quarter ended June 30, 2006 (the “Original Filing”). The errors related to the amount of Paid in capital as of June 30, 2006 and the amount of Accumulated other comprehensive loss as of December 31, 2005. The corrections to the December 31, 2005 figures cause them to reflect the balances as reported in the Form 10-KSB.

Specifically, Paid in capital as of June 30, 2006, which was incorrectly reported as $68,497,101, has been corrected to $68,301,101. Accumulated other comprehensive loss as of December 31, 2005, which was incorrectly reported as $(4,091), has been corrected to zero. Corresponding corrections were made to the totals. All changes are summarized as follows:

	June 30, 2006		December 31, 2005
	Original filing	Correction	Original filing	Correction

Paid in capital	$68,497,101	$68,301,101

Accumulated other comprehensive loss			$(4,091)	$-0-

Total stockholders’ equity (deficiency)	$24,876,785	$24,680,785	$(1,823,840)	$(1,819,749)

Total liabilities and stockholders’ equity (deficiency)	$34,463,891	$34,267,891	$8,041,145	$8,045,236

The Company has amended the Original Filing to reflect these corrections pursuant to Form 10-Q/A filed with the SEC contemporaneously with this Report.

The Company’s Chief Financial Officer has discussed the matters disclosed in this filing with the Company’s independent auditors. There were no other changes from the financial statements filed with the Original Filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SULPHCO, INC. (Registrant)

Date: August 21, 2006	By:	/s/ Loren J. Kalmen
Loren J. Kalmen Chief Financial Officer